UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2019

THE BANK OF NEW YORK

MELLON CORPORATION

(Exact Name of Registrant as specified in its Charter)

Delaware	001-35651	13-2614959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Greenwich Street New York, New York		10286
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 495-1784

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On April 9, 2019, The Bank of New York Mellon Corporation (“BNY Mellon” or the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, BNY Mellon’s stockholders approved The Bank of New York Mellon Corporation 2019 Long-Term Incentive Plan (the “Plan”). The Plan is filed as Exhibit 10.1 hereto (incorporated by reference to Annex C to BNY Mellon’s definitive proxy statement, dated March 8, 2019 (the “Proxy Statement”) filed with the Securities and Exchange Commission). For a description of the terms and conditions of the Plan, see “Item 5 – Approval of 2019 Long-Term Incentive Plan” in the Proxy Statement, which description is incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

At the Annual Meeting, upon the recommendation of BNY Mellon’s Board of Directors, stockholders holding a majority of the shares of stock outstanding voted to approve an amendment to Article Tenth of BNY Mellon’s Restated Certificate of Incorporation to allow action by written consent of stockholders representing at least the minimum number of votes that would be necessary to take the action at a meeting at which all shares entitled to vote thereon were present and voted. This description is a summary of the amendment and is qualified in its entirety by reference to the amendment to Article Tenth, as described in “Item 4 – Amendment to Restated Certificate of Incorporation to enhance Stockholder written consent rights” of the Proxy Statement and fully set forth in Annex B thereto. BNY Mellon subsequently filed a Certificate of Amendment to the Restated Certificate of Incorporation (the “Certificate of Amendment”) incorporating such amendment with the Secretary of State of the State of Delaware on April 9, 2019. The Certificate of Amendment became effective upon filing. A copy of the Certificate of Amendment as filed with the Secretary of State of the State of Delaware on April 9, 2019 is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Annual Meeting, each nominee for director was elected by a majority of votes cast (proposal 1). In addition, stockholders approved, on an advisory basis, the 2018 compensation of BNY Mellon’s named executive officers (proposal 2); ratified the appointment of KPMG LLP as BNY Mellon’s independent auditor for 2019 (proposal 3); approved (by a majority of the shares of stock outstanding) an amendment to the Company’s Restated Certificate of Incorporation to enhance stockholder written consent rights (proposal 4); and approved The Bank of New York Mellon Corporation 2019 Long-Term Incentive Plan (proposal 5). The stockholders did not approve the stockholder proposal regarding a pay equity report (proposal 6). Each of these matters is described in detail in the Proxy Statement. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present, but were not treated as votes cast, did not have the effect of a vote for or against a director’s election, for or against a ratification, or for or against a proposal, and were not counted in determining the number of votes required for approval or election.

The results are as follows:

1.	The election of 12 directors for a term expiring at the end of our 2020 Annual Meeting of Stockholders:

Name of Director	For	Against	Abstained	Broker Non-Vote
Steven D. Black	790,001,365	4,712,895	1,537,535	70,714,358
Linda Z. Cook	789,943,112	4,936,494	1,372,189	70,714,358
Joseph J. Echevarria	787,685,934	7,026,262	1,539,599	70,714,358
Edward P. Garden	785,978,284	8,889,805	1,383,706	70,714,358
Jeffrey A. Goldstein	788,700,855	6,092,225	1,458,715	70,714,358
John M. Hinshaw	792,103,196	2,668,967	1,479,632	70,714,358
Edmund F. Kelly	785,520,115	9,246,138	1,485,542	70,714,358
Jennifer B. Morgan	789,776,186	5,141,997	1,333,612	70,714,358
Elizabeth E. Robinson	789,978,863	4,952,924	1,320,008	70,714,358
Charles W. Scharf	772,822,259	21,811,932	1,617,604	70,714,358
Samuel C. Scott III	784,408,263	10,330,152	1,513,380	70,714,358
Alfred W. Zollar	791,560,593	3,182,949	1,508,253	70,714,358

2.	Advisory resolution to approve the 2018 compensation of BNY Mellon’s named executive officers:

For	Against	Abstained	Broker Non-Vote
769,247,679	24,025,179	2,978,937	70,714,358
96.97%	3.02%	*	*

3.	Ratification of the appointment of KPMG LLP as BNY Mellon’s independent auditor for 2019:

For	Against	Abstained	Broker Non-Vote
853,916,240	11,944,963	1,104,950	—
98.62%	1.37%	*	*

4.	Approval of Amendment to Restated Certificate of Incorporation to enhance stockholder written consent rights:

For	Against	Abstained	Broker Non-Vote
775,798,296	18,493,117	1,960,382	70,714,358
97.67%	2.32%	*	*

5.	Approval of The Bank of New York Mellon Corporation 2019 Long-Term Incentive Plan:

For	Against	Abstained	Broker Non-Vote
756,565,157	36,827,915	2,858,723	70,714,358
95.35%	4.64%	*	*

6.	Stockholder proposal regarding a pay equity report:

For	Against	Abstained	Broker Non-Vote
186,374,114	574,799,404	35,078,277	70,714,358
24.48%	75.51%	*	*

*	Abstentions and broker non-votes were not counted as votes cast.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit Number	Description

3.1	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on April 9, 2019

10.1	The Bank of New York Mellon Corporation 2019 Long-Term Incentive Plan, incorporated by reference to Annex C to BNY Mellon’s definitive proxy statement, dated March 8, 2019 filed with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: April 9, 2019	By:	/s/ Kathleen B. McCabe
	Name:	Kathleen B. McCabe
	Title:	Assistant Secretary

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